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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-3 of our report dated March 3, 1998, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A, of The Men's Wearhouse, Inc. for the year ended January 31, 1998, and to the references to us under the heading "Experts" and "Selected Consolidated Financial Information" in this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Houston, Texas
December 30, 1998